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Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-167135

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 4, 2010)

$300,000,000
5.25% First Mortgage Bonds, Series 2011 A
due 2050

        We are offering $300,000,000 aggregate principal amount of our 5.25% First Mortgage Bonds, Series 2011 A due 2050. We will pay interest on the bonds semi-annually on March 1 and September 1 of each year, commencing March 1, 2012. The bonds will mature on September 1, 2050. At any time or from time to time, we may at our option redeem some or all of the bonds at the redemption price described herein. We will issue the bonds in $1,000 denominations or any integral multiple thereof. For more details, see "DESCRIPTION OF THE BONDS."

        The bonds will be secured by a first mortgage lien on substantially all of our owned tangible and certain of our intangible assets equally and ratably with all our other obligations issued under the indenture described herein and in the accompanying prospectus, subject to certain exceptions and exclusions as described in the accompanying prospectus.

        Investing in the bonds involves certain risks. See the sections titled "RISK FACTORS" on page S-6 of this prospectus supplement and beginning on page 20 of our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein, to read about factors you should consider before investing in the bonds.

	Price to Public(1)	Underwriting Discount	Proceeds before Expenses to Us
Per Bond	99.800%	0.875%	98.925%
Total	$299,400,000	$2,625,000	$296,775,000

(1)
Plus accrued interest, if any, from August 19, 2011 if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We expect the bonds will be available for delivery to investors in book entry form through The Depository Trust Company on or about August 19, 2011.

Joint Book-Running Managers

Goldman, Sachs & Co.	J.P. Morgan

Senior Co-Managers

BofA Merrill Lynch	Mitsubishi UFJ Securities
RBC Capital Markets	Wells Fargo Securities

Co-Managers

BMO Capital Markets		Fifth Third Securities, Inc.
Mizuho Securities	SunTrust Robinson Humphrey	US Bancorp

The date of this prospectus supplement is August 16, 2011.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any written information from us or the underwriters specifying the final terms of the offering. This prospectus supplement may be used only for the purposes for which it has been published and we and the underwriters have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or any written information from us or the underwriters specifying the final terms of the offering. If you receive any other information, you should not rely on it. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or any written communication from us or the underwriters specifying the final terms of the offering is accurate as of any date other than the respective date of the document, or, in the case of documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus supplement and the accompanying prospectus or any sale of the bonds. We and the underwriters are not making an offer of these bonds in any jurisdiction where the offer is not permitted.

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the bonds we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, gives more general information about debt securities we may offer from time to time, including debt securities other than the bonds we are offering in this prospectus supplement. If information varies between this prospectus supplement and the accompanying prospectus or the documents incorporated by reference herein, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under "INCORPORATION BY REFERENCE OF CERTAIN INFORMATION" and "WHERE YOU CAN FIND MORE INFORMATION" in this prospectus supplement before you invest in the bonds.

        Unless the context otherwise requires, references in this prospectus supplement to Oglethorpe, us, we or our, refer to Oglethorpe Power Corporation (An Electric Membership Corporation), together with our consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary contains selected information about us, the offering and the terms of the bonds that we believe is important. This summary is not complete and does not contain all of the information you should consider before making an investment decision with respect to the bonds. You should read the more detailed information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated herein, including our financial statements and the accompanying notes, for a more complete understanding about us, the offering and the bonds.

 The Company

        We are a Georgia electric membership corporation incorporated in 1974 and headquartered in metropolitan Atlanta. We are owned by 39 retail electric distribution cooperative members. Our principal business is providing wholesale electric power to our members. As with cooperatives generally, we operate on a not-for-profit basis. We are the largest electric cooperative in the United States in terms of assets, kilowatt-hour sales, and, through our members, consumers served.

        Our members are local consumer-owned distribution cooperatives providing retail electric service on a not-for-profit basis in the State of Georgia. In general, the customer base of our members consists of residential, commercial and industrial consumers within specific geographic areas. Our members serve approximately 1.8 million electric consumers (meters) representing approximately 4.1 million people. For selected financial and statistical information about our members, see Exhibit 99.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

        Our principal executive offices are located at 2100 East Exchange Place, Tucker, Georgia 30084-5336. Our telephone number is (770) 270-7600.

 The Offering

        The following summary contains selected information about the bonds and is not intended to be complete. For a more complete understanding of the bonds, please refer to the section in this prospectus supplement entitled "DESCRIPTION OF THE BONDS" and the sections in the accompanying prospectus entitled "DESCRIPTION OF THE BONDS" and "SUMMARY OF THE INDENTURE."

Issuer	Oglethorpe Power Corporation (An Electric Membership Corporation)
Securities Offered	$300,000,000 aggregate principal amount of 5.25% First Mortgage Bonds, Series 2011 A, due 2050.
Maturity Date	September 1, 2050
Denominations	$1,000 or any integral multiple thereof.
Interest Payment Dates	We will pay interest on the bonds semi-annually on March 1 and September 1, commencing March 1, 2012.
Optional Redemption	At any time or from time to time, we may at our option redeem the bonds, in whole or in part, at a "make whole" redemption price as described under "DESCRIPTION OF THE BONDS—Optional Redemption."
Indenture
We will issue the bonds under an Indenture dated March 1, 1997, made by Oglethorpe, formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), to U.S. Bank National Association, successor to SunTrust Bank, Atlanta, as trustee, as supplemented. The indenture constitutes a first priority lien on substantially all of our owned tangible and certain of our intangible assets equally and ratably with all our other obligations issued under the indenture. As of June 30, 2011, we had approximately $5.1 billion of indebtedness outstanding under the indenture.

For a description of the indenture and certain proposed amendments thereto see "SUMMARY OF THE INDENTURE" in the accompanying prospectus. For a description of the status of obtaining consents to the proposed amendments to the indenture, the consent to the amendments by the representative of the underwriters on the date that the bonds are issued, and the consent rights of holders of the bonds in relation to such proposed amendments, see "DESCRIPTION OF THE BONDS—Security for the Bonds."
Use of Proceeds
We intend to use the net proceeds of this offering to finance a portion of the costs associated with our participation in two additional nuclear units at the Alvin W. Vogtle Plant located in Burke County, Georgia, to redeem outstanding short-term indebtedness and for general corporate purposes. See "USE OF PROCEEDS."

DTC Eligibility	The bonds will be issued in fully registered form and will be represented by one or more global bonds, without coupons, deposited with The Depository Trust Company, or "DTC," and registered in the name of Cede & Co., as its nominee. Beneficial interests in the global bonds will trade in DTC's Same Day Funds Settlement System and secondary market trading activity in these beneficial interests will therefore settle in immediately available funds. Subject to some exceptions, beneficial interests in the bonds will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants.
Market for Bonds
We do not intend to list the bonds on any securities exchange or have them quoted on any automated quotation system. The underwriters intend, but are not obligated, to make a market in the bonds. As a result, there may not be a secondary market for the bonds. See "UNDERWRITING."
Trustee	U.S. Bank National Association.
Governing Law	The indenture and the bonds will be governed by and construed in accordance with the laws of the State of Georgia.
Risk Factors
Certain risks could affect the payments to be made with respect to the bonds or the market value of the bonds. See "RISK FACTORS" beginning on page S-6 of this prospectus supplement and page 20 of our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein, for a discussion of factors you should carefully consider before deciding to invest in the bonds.

RECENT DEVELOPMENTS

        On August 9, 2011, the staff of the Nuclear Regulatory Commission's Office of New Reactors presented to the Commissioners an information paper relating to the completion of its review of the application for the combined construction permits and operating licenses and limited work authorizations for Vogtle Units No. 3 and No. 4. Staff concluded that, subject to final certification by rulemaking of the Design Certification Amendment, all required findings can be made to support issuance of the combined construction permits and operating licenses and limited work authorizations upon the effective date of the rule certifying the Design Certification Amendment. The paper states that, subject to the completion of rulemaking and approval of the Nuclear Regulatory Commission, the final rule is scheduled for publication in January 2012 and the rule would become effective 30 days after publication. The Nuclear Regulatory Commission could approve Georgia Power Company's request for a second limited work authorization to allow Georgia Power to perform additional construction activities related to the nuclear island prior to the effectiveness of the rule, perhaps in late 2011.

        For additional information regarding the development of Vogtle Units No. 3 and No. 4, see "Item 1—BUSINESS—OUR POWER SUPPLY RESOURCES—Future Power Resources—Plant Vogtle Units No. 3 and No. 4" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and "Item 2—Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Capital Requirements and Liquidity and Sources of Capital—Future Power Resources—Vogtle Units No. 3 and No. 4" in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011.

 RISK FACTORS

        Investing in our bonds involves certain risks. Before making an investment decision, you should carefully read and consider the following risk factors and the risk factors under the heading "Item 1A—RISK FACTORS" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is on file with the SEC and incorporated by reference herein. You should also carefully consider the risks and other information that may be contained in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, financial condition, results of operations and the trading price of the bonds.

If an active trading market does not develop for the bonds, you may be unable to sell the bonds or to sell them at a price you deem sufficient.

        The bonds will be new securities for which there is no established trading market. We do not intend to apply for listing of the bonds on any national securities exchange or to arrange for the bonds to be quoted on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the bonds; however, the underwriters are not obligated to do so. Any market making activity, if initiated, may be discontinued at any time, for any reason, without notice. If the underwriters cease to act as market makers for the bonds for any reason, we cannot assure you that another firm or person will make a market in the bonds. As a result, we cannot provide any assurance as to:

  •
  the liquidity of any trading market that may develop for the bonds;

  •
  the ability of holders to sell their bonds; or

  •
  the price at which holders would be able to sell their bonds.

        Even if a trading market develops, the bonds may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

  •
  prevailing interest rates;

  •
  the number of holders of the bonds;

  •
  the interest of securities dealers in making a market for the bonds; and

  •
  our operating results.

The market price of the bonds will fluctuate.

        Any material differences between our actual results and the historical results contained in our annual, quarterly and current reports filed with the SEC could have a significant adverse impact on the market price of the bonds, assuming a market for the bonds develops. In addition, any downgrade of our credit ratings could have a significant adverse impact on the market price of the bonds, assuming a market develops.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference, may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate to occur in the future, including matters such as future capital expenditures, business strategy and development or operation of facilities (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target" and "outlook") are forward-looking statements.

        Although we believe that in making these forward-looking statements our expectations are based on reasonable assumptions, any forward-looking statement involves uncertainties and there are important factors that could cause actual results to different materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the heading "Item 1A—RISK FACTORS" and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement might not occur.

        Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

  •
  commercial bank and financial market conditions; our access to capital, the cost to access capital, and the results of our financing and refinancing efforts, including availability of funds in the capital markets;

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  uncertainty as to the continued availability and cost of funding from the Rural Utilities Service and availability of funding from the U.S. Department of Energy and other government sources;

  •
  legislative and regulatory compliance standards and the costs associated with achieving and maintaining compliance with applicable environmental laws and regulations;

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  potential legislative and regulatory responses to climate change initiatives, including the regulation of carbon dioxide and other greenhouse gas emissions;

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  regulatory requirements related to the ownership and development of nuclear facilities;

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  general economic conditions;

  •
  our ability to comply with any applicable legislative or regulatory requirements and potential penalties for non-compliance;

  •
  uncertainty with respect to capital expenditures associated with our construction projects;

  •
  legal and administrative proceedings and settlements;

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  weather conditions and other natural phenomena;

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  acts of sabotage, wars or terrorist activities;

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  unanticipated variation in demand for electricity or load forecasts resulting from changes in population and business growth (and declines), consumer consumption, energy conservation efforts and the general economy;

  •
  unanticipated changes in interest rates or rates of inflation;

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  unanticipated changes in capital expenditures, operating expenses and liquidity needs;

  •
  the credit quality and/or inability of various counterparties to meet their financial obligations to us, including failure to perform under agreements;

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  our members' ability to perform their obligations to us;

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  continued efficient operation of our generation facilities by us and third-parties;

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  reliance on third-parties to efficiently manage, distribute and deliver generated electricity;

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  actions by credit rating agencies;

  •
  significant changes in critical accounting policies material to us;

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  the availability of an adequate and economical supply of fuel, water and other materials;

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  significant changes in our relationship with our employees, including the availability of qualified personnel;

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  deregulation or restructuring of the electric industry in Georgia that subjects our members to increased competition;

  •
  changes in technology available to and utilized by us or our competitors;

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  hazards customary to the electric industry and the possibility that we may not have adequate insurance to cover losses resulting from these hazards; and

  •
  our ability to effectively execute our operational strategy.

USE OF PROCEEDS

        We estimate that net proceeds, after deducting the underwriting discount and our estimated offering expenses from this offering, will be approximately $296,265,000. We intend to use the net proceeds we receive from the sale of the bonds for a portion of the capital expenditures related to the construction of our 30% undivided interest in two additional nuclear units at the Alvin W. Vogtle Plant located in Burke County, Georgia, to redeem up to $207 million of outstanding short-term indebtedness bearing a weighted average interest rate of .23% and maturing by August 25, 2011 used to finance the construction of the additional units at Plant Vogtle and for general corporate purposes. A portion of the net proceeds may be invested temporarily until they are used for their intended purposes. For discussion regarding additional sources of funding for the two additional nuclear units at Plant Vogtle, see "Item 2—Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Financing Activities—Department of Energy-Guaranteed Loans" in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011.

RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

        The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	Six Months Ended June 30,		Years ended December 31,
	2011		2010		2009	2008	2007	2006
Ratio of Earnings to Fixed Charges(1)	0.97	(2)	0.97	(3)	1.02	1.02	1.05	1.06

(1)
Our ratio of earnings to fixed charges is less than that of many investor-owned utilities because we operate on a not-for-profit basis and seek only to generate revenues sufficient to recover our cost of service and to generate margins sufficient to establish reasonable reserves and meet certain financial coverage requirements.

(2)
The dollar amount for the deficiency for the six months ended June 30, 2011 is $4,178,000.

(3)
The dollar amount for the deficiency for the fiscal year ended December 31, 2010 is $9,517,000.

SELECTED FINANCIAL DATA

        The summary financial data below present selected historical information relating to our financial condition and results of operations as of and for each of the years ended December 31, 2010, 2009, 2008, 2007 and 2006 and as of and for the six month periods ended June 30, 2011 and 2010. Summary financial data for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 that are presented below were derived from our audited consolidated financial statements. Summary financial data for the six months ended June 30, 2011 and 2010 that are presented below were derived from our unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of our financial condition and results of operations for these periods. You should read the information contained in this table together with our financial statements, the related notes to the financial statements and the discussion of this information in our SEC filings that are incorporated by reference in this prospectus supplement.

		As of December 31,
	As of June 30, 2011
		2010	2009	2008	2007	2006
	(in thousands)	(in thousands)
Balance Sheet Data:
Assets:
Total electric plant	$5,799,019	$5,015,560	$4,400,496	$3,639,395	$3,481,194	$3,461,301
Total assets	$7,592,470	$6,997,062	$6,370,234	$5,044,452	$4,937,320	$4,901,745
Capitalization:
Patronage capital and membership fees	$624,780	$595,952	$562,219	$535,829	$516,570	$497,509
Accumulated other comprehensive deficit	$123	$(469)	$(1,253)	$(1,348)	$(32,691)	$(28,988)

Subtotal	$624,903	$595,483	$560,966	$534,481	$483,879	$468,521
Long-term debt and obligations under capital leases	$5,406,104	$4,836,415	$4,387,926	$3,514,923	$3,552,367	$3,481,294
Obligation under Rocky Mountain transactions	$127,740	$123,573	$115,641	$108,219	$101,272	$94,772
Long-term debt and capital leases due within one year	$134,309	$170,947	$119,241	$110,647	$143,400	$234,621
Total long-term debt and equities	$6,293,056	$5,726,418	$5,183,774	$4,268,270	$4,280,918	$4,279,208

	Six Months Ended June 30,				Years Ended December 31,
	2011		2010		2010		2009		2008		2007		2006
	(in thousands, except other selected data)				(in thousands, except other selected data)
Statement of Revenues and Expenses:
Operating revenues:
Sales to members	$597,224		$629,791		$1,292,514		$1,144,012		$1,237,649		$1,149,657		$1,127,423
Sales to non-members	$52,353		$392		$1,478		$1,249		$1,111		$1,585		$1,456
Operating expenses	$519,940		$504,518		$1,054,743		$921,139		$1,041,681		$964,014		$942,582
Other income (expense)	$19,643		$21,335		$43,651		$42,728		$43,381		$54,854		$51,414
Net interest charges	$120,452		$124,996		$249,167		$240,460		$221,201		$223,021		$219,510
Net margin	$28,828		$22,004		$33,733		$26,390		$19,259		$19,061		$18,201

Other Selected Data:
Kilowatt-hours sold to members (in thousands)	9,324,218		10,801,711		22,644,790		20,191,657		23,308,911		22,815,174		23,019,482
Revenues per kilowatt-hour	6.41	¢	5.83	¢	5.71	¢	5.67	¢	5.31	¢	5.04	¢	4.90	¢
Equity ratio(1)	9.9%		N/A		10.4%		10.8%		12.6%		12.1%		11.6%
Margins for interest ratio(2)	N/A		N/A		1.14		1.12		1.10		1.10		1.10

(1)
Our equity ratio is calculated by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year ("Total long-term debt and equities" in the table above). We have no financial covenant that requires us to maintain a minimum equity ratio; however, a covenant in the indenture restricts distributions of equity (patronage capital) to our members if our equity ratio is below 20%. We also have a covenant in our line of credit agreement that currently requires us to maintain minimum total patronage capital of $575 million.

(2)
Margins for interest ratio is calculated on an annual basis by dividing our margins for interest by interest charges, both as defined in our indenture. The indenture obligates us to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a margins for interest ratio equal to at least 1.10 for each fiscal year. In addition, the indenture requires us to demonstrate that we have met this requirement for certain historical periods as a condition to issuing additional obligations under the indenture. For 2011, our board of directors approved a budget to achieve a 1.14 margins for interest ratio, above the minimum 1.10 ratio required by the indenture. As our construction program evolves, our board of directors will continue to evaluate the level of margin coverage and may choose to further increase, or decrease, the margins for interest ratio in the future.

DESCRIPTION OF THE BONDS

        Set forth below is a description of the specific terms of the bonds. This description supplements, and should be read together with, the description of the general terms and provisions of the bonds set forth in the accompanying prospectus under the captions "DESCRIPTION OF THE BONDS" and "SUMMARY OF THE INDENTURE." The following description does not purport to be complete and is subject to and qualified in its entirety by reference to the description of the bonds in the accompanying prospectus and the indenture described below under "—Security for the Bonds."

General Description of the Bonds

        The bonds will mature on September 1, 2050. We will pay interest on the bonds at the annual rate of 5.25% (on the basis of a 360-day year of twelve 30-day months), from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually on March 1 and September 1 of each year. The first interest payment date will be March 1, 2012. Interest on the bonds will accrue from the date of issuance or from the most recent date on which interest was paid. On each interest payment date, we will pay interest to the person in whose name the bonds are registered at 5:00 P.M. New York City time on the regular record date for that interest payment, which is the 15th day (whether or not a business day) of the calendar month immediately preceding such interest payment date. If interest on the bonds is not punctually paid or duly provided for, instead of paying such interest to the registered holders as of the regular record date, we will propose a new payment date and such interest will be paid to the registered holders of the bonds as of a special record date, which will be no more than 15 days and no less than 10 days prior to the proposed payment date. Principal of, and premium (if any) and interest on, the bonds will be payable, and the transfer of interests in the bonds will be effected, through the facilities of DTC, as described below under "—Book-Entry." The bonds will be issued in $1,000 denominations or any integral multiple thereof.

        The bonds will be registered in the name of Cede & Co., as nominee of DTC, pursuant to DTC's Book-Entry-Only System. Purchases of beneficial interests in the bonds will be made in book-entry form, without certificates. If at any time the Book-Entry-Only System is discontinued for the bonds, the bonds will be exchangeable for other fully registered certificated bonds of like tenor and of an equal aggregate principal amount, in authorized denominations. See "—Book-Entry." The trustee may impose a charge sufficient to reimburse us or the trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a bond. The cost to us or the trustee, if any, of preparing each new bond issued upon such exchange or transfer, and any other expenses incurred by us or the trustee in connection therewith, will be paid by the person requesting such exchange or transfer.

        Interest on the bonds will be payable by check mailed to the registered owners thereof. However, interest on the bonds will be paid to any holder of $1,000,000 or more in aggregate principal amount of bonds by wire transfer to a wire transfer address within the continental United States upon the written request of such holder received by the trustee not less than five days prior to the record date. As long as the bonds are registered in the name of Cede & Co., as nominee of DTC, such payments will be made directly to DTC. See "—Book-Entry."

Security for the Bonds

        We will issue the bonds under the indenture dated March 1, 1997, made by us, formerly known as Oglethorpe Power Corporation (An Electric Generation & Transmission Corporation), to U.S. Bank National Association, successor to SunTrust Bank, Atlanta, as trustee, as supplemented. The bonds will be secured equally and ratably under the indenture by a lien on substantially all our owned tangible and certain of our intangible assets. The indenture constitutes a first priority lien on substantially all of our owned tangible and certain of our intangible assets equally and ratably with all our other obligations issued under the indenture. As of June 30, 2011, we had approximately $5.1 billion of indebtedness outstanding under the indenture. See "SUMMARY OF THE INDENTURE" in the accompanying prospectus for a further explanation.

        As described in "SUMMARY OF THE INDENTURE—Additional Indenture Obligations" in the accompanying prospectus, we have the ability to issue additional indenture obligations from time to time on, among other things, the basis of certified bondable additions, retired or defeased indenture obligations, and certified progress payments under qualifying engineering, procurement and construction contracts. The amount of certified bondable additions and retired or defeased indenture obligations available for the issuance of additional indenture obligations is currently in excess of $580 million. In addition, we have in excess of $860 million of property additions and certified progress payments under qualified engineering, procurement and construction contracts that, once certified to the trustee in accordance with the indenture, will be available for the issuance of additional indenture obligations.

        Provided that the holders of a majority in principal amount of all outstanding indenture obligations consent, we intend to amend the indenture by entering into a supplement to the indenture. See "SUMMARY OF THE INDENTURE—Proposed Amendments to the Indenture" in the accompanying prospectus for a further explanation. We have obtained the following consents to the proposed indenture amendments: (i) in March 2010, from the credit enhancer in connection with the issuance of $133,550,000 of pollution control revenue bonds, (ii) in November 2010, from the representative of the underwriters in connection with the issuance of $450,000,000 of first mortgage bonds, and (iii) in March 2011, from the representative of the underwriters in connection with the issuance of $180,380,000 of pollution control revenue bonds. On the day the bonds are issued, Goldman, Sachs & Co. acting on behalf of itself and as representative for each of the underwriters, will also consent to the proposed indenture amendments. Subsequent holders of the bonds will take possession of the bonds subject to this consent to the proposed indenture amendments; however, subsequent holders of the bonds may revoke this initial consent to the proposed indenture amendments at any time prior to the effective date of the proposed indenture amendments. We will also request the consent of the Rural Utilities Service, as the holder of certain indenture obligations, to the proposed indenture amendments, and intend to request the consent of other holders of indenture obligations, if necessary, until we have obtained the consents necessary to enter into the supplement to the indenture effecting the proposed indenture amendments. We anticipate that the proposed indenture amendments will become effective in late 2011 or 2012.

Optional Redemption

        At any time or from time to time, we may at our option redeem the bonds, in whole or in part at a "make whole" redemption price equal to the greater of:

  •
  100% of the principal amount of the bonds being redeemed; and

  •
  the sum of the present values of the remaining principal and interest payments on the bonds being redeemed, discounted on a semi-annual basis (on the basis of a 360-day year of twelve 30-day months) at a rate equal to the sum of (i) the yield to maturity, determined on the third business day prior to the redemption date, of the U.S. Treasury security having a life equal to the remaining average life of the maturity of bonds being redeemed and trading in the secondary market at the price closest to par, and (ii) 25 basis points;

plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date.

        If there is no U.S. Treasury security having a life equal to the remaining average life of the bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third business day prior to the redemption date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the bonds being redeemed and trading in the secondary market at the price closest to par.

        We must give at least 30 days', but not more than 60 days', prior notice of redemption mailed to the registered address of each holder of bonds being redeemed except as otherwise required by the procedures of DTC. If less than all of the outstanding bonds are to be redeemed, the bonds to be redeemed will be selected by the trustee in any method it deems fair and appropriate, and the portion of the bonds not so redeemed will be in a minimum amount of $1,000.

        If at the time of mailing of notice for the optional redemption we have not deposited with the trustee moneys sufficient to redeem all of the bonds called for redemption, the notice of optional redemption given by the trustee will so state and will further state that the redemption of the bonds is conditional upon our providing, or causing to be provided, to the trustee, by 2:00 p.m. New York City time, on the redemption date, funds sufficient to effect the redemption, and the bonds will not be redeemed unless such funds are deposited. The failure of the trustee to have sufficient funds to effect the redemption will not constitute a payment or other default by us under the indenture and we will not be liable to any holder of those bonds as a result of the failed redemption. If the trustee has enough designated funds on deposit to effect a redemption at the time we give notice of the redemption, then we are obligated to redeem the bonds as provided in that notice.

Book-Entry

        DTC will act as securities depository for the bonds. DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for persons who have accounts with DTC, its participants, and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

        DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 120 countries that DTC's participants deposit with DTC. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants' accounts. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on DTC's website is not incorporated by reference into this prospectus supplement.

        The certificates representing the bonds will be issued in fully registered form, without interest coupons. The bonds will be deposited with, or on behalf of, DTC, and registered in the name of a nominee for DTC or DTC in the form of one or more global certificates. Upon the issuance of the global certificates, DTC or its nominee will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a global certificate will be limited to DTC participants or persons who hold interests through participants. Ownership of beneficial interests in a global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        Purchases of bonds under the DTC system must be made by or through DTC's participants, which will receive a credit for the bonds on DTC's records. The ownership interest of each actual purchaser of a bond, a beneficial owner is in turn to be recorded on the participants' and indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the bonds, except in the event that use of the book-entry system for the bonds is discontinued.

        So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by such global certificate for all purposes under the indenture. No beneficial owner of an interest in a global certificate will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture.

        Payments of the principal of and interest on a global certificate will be made to DTC or its nominee, as the case may be, as the registered owner of the global certificate. Neither us, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated bond for any reason, including to sell bonds to persons in jurisdictions which require such delivery of such bonds or to pledge such bonds, the holder must transfer its interest in a global certificate in accordance with DTC's applicable procedures and the procedures set forth in the indenture. Because DTC can act only on behalf of participants in DTC, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global certificate to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        DTC will take any action permitted to be taken by a holder of the bonds only at the direction of one or more participants to whose account the DTC interests in a global certificate is credited and only in respect of such portion of the aggregate principal amount of the bonds as to which such participant or participants has or have given such direction. However, if there is an event of default under the bonds, DTC will exchange a global certificate for certificated bonds, which it will distribute to its participants.

        To facilitate subsequent transfers, all bonds deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the bonds; DTC's records reflect only the identity of its participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to its participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the bonds, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the bonds may wish to ascertain that the nominee holding the bonds for their benefit has agreed to obtain and transmit notices to beneficial owners; in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

        Redemption notices shall be sent to DTC. If less than all of the bonds are being redeemed, DTC's practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the bonds represented by global certificates among their respective participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing its operations.

        DTC may discontinue providing its services as depository with respect to the bonds at any time by giving reasonable notice to us or the underwriters. Under such circumstances, in the event that a successor depository is not obtained, physical certificates representing the bonds are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, bond certificates will be printed and delivered.

        We will make all payments of principal and interest in immediately available funds.

        Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the bonds that are not certificated bonds will trade in DTC's Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the bonds.

        The information in this subsection, "Book-Entry," concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        We are subject to federal and state corporate income taxation but, as a cooperative, we are allowed a deduction for patronage sourced margins that we allocate to our members. We are, however, liable for United States federal and state income taxes on that portion of our taxable income which is not derived from patronage sources, and we are entitled to no special deduction with respect to our non-patronage sourced taxable income. Due to the availability of the special deduction for patronage sourced margins that we allocate to our members, we do not anticipate that the amount of our United States federal and state corporate income taxes will be material in the foreseeable future.

        Like any corporation, the relevant taxing authorities may challenge how we treat certain items on our tax returns. Because we are a cooperative, these authorities may also challenge our classification of items of income and expense between patronage and non-patronage sources. If, in any year, the relevant authorities were to reclassify any of our patronage sourced income as non-patronage sourced, or any of our non-patronage sourced expenses as patronage sourced, it is possible that we might owe income taxes in that year and the amount of those income taxes might be material.

Tax Considerations Applicable to Holders of the Bonds

        The following is a summary of the material United States federal income tax consequences relating to the acquisition, ownership and disposition of the bonds. This section does not apply to you if you do not own your bonds as capital assets for tax purposes, or if you do not purchase your bonds at original issuance at their initial offering price. Additionally, the section does not apply to you if you are subject to special tax rules, such as those that apply to:

  •
  brokers and dealers;

  •
  traders in securities that elect to mark to market;

  •
  banks;

  •
  former citizens or residents of the United States;

  •
  life insurance companies, real estate investment trusts and regulated investment companies;

  •
  tax-exempt organizations;

  •
  persons who will hold the bonds as part of a hedging, straddle, integrated or conversion transaction; or

  •
  persons whose functional currency for tax purposes is not the United States dollar.

        Finally, this section does not address any foreign, state or local tax issues or any United States federal estate, gift or alternative minimum tax issues. This summary is based upon the laws, regulations, rulings and decisions in effect and available on the date of this prospectus supplement, which could change at any time (possibly with retroactive effect).

        YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE BONDS, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. Holders

        As used herein, "U.S. Holder" means a beneficial owner of a bond that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, where a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Internal Revenue Code of 1986, as amended) have the authority to control all substantial decisions of the trust (or a trust that has made a valid election under United States Treasury Regulations to be treated as a domestic trust).

        If a partnership holds bonds, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners of partnerships holding bonds should consult their own tax advisors regarding the tax consequences of an investment in the bonds (including their status as U.S. Holders or Non-U.S. Holders, as defined below).

Interest

        The bonds were not issued with original issue discount for United States federal income tax purposes. As a result, you will be taxed on interest on the bonds when it is received or accrued (depending upon your method of tax accounting).

Sale or Exchange of Bond

        Upon a sale, exchange or redemption of a bond, you will generally recognize gain or loss equal to the difference between the amount realized on the sale (not including any amounts attributable to accrued and unpaid interest) and your adjusted tax basis in the bond. Except to the extent attributable to accrued but unpaid interest, any gain or loss you recognize on the sale of a bond should generally be capital gain or loss.

Non-U.S. Holders

        A "Non-U.S. Holder" generally means any owner (or beneficial owner) of a bond that is not a U.S. Holder, other than a partnership.

        If you are a Non-U.S. Holder, interest paid to you in respect of the bonds should generally not be subject to United States federal income tax provided that:

  •
  such interest is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

  •
  you are not a bank that acquired the bonds in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  you timely and properly provide the withholding agent with a statement to the effect that you are not a U.S. person (generally through the provision of a properly executed Form W-8BEN or W-8IMY).

        Similarly, if you are a Non-U.S. Holder, gain recognized by you in connection with a sale, exchange or redemption of your bonds should generally not be subject to United States federal income tax provided that:

  •
  such gain is not effectively connected with your conduct of a trade or business in the United States; and

  •
  if you are an individual, you are not present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        If you fail to satisfy any of the provisos set forth above, the interest you receive on the bonds and/or the gain you recognize on a sale or disposition of the bonds may be subject to United States income tax, and you should consult your own tax advisor as to the United States federal income tax consequences applicable to your acquisition, ownership and disposition of the bonds.

Backup Withholding and Information Reporting for U.S. and Non-U.S. Holders

        Information reporting to the IRS may be required with respect to payments on your bonds and with respect to proceeds from the sale of the bonds to holders other than corporations and certain other exempt recipients. A "backup" withholding tax may also apply to those payments if you fail to provide certain identifying information (such as your taxpayer identification number or an attestation to your status as a Non-U.S. Holder). Backup withholding is not an additional tax and may be refunded (or credited against your U.S. federal income tax liability, if any) provided that certain required information is furnished to the IRS in a timely manner.

IRS Circular 230 Disclosure

        We are required to inform you that:

  •
  Any advice contained herein with respect to United States federal income tax matters is not intended or written to be used and cannot be used by you for the purpose of avoiding penalties that may be imposed;

  •
  Any such advice is written to support the promotion or marketing of the bonds; and

  •
  You should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

UNDERWRITING

        We have entered into an underwriting agreement with Goldman, Sachs & Co., acting on behalf of itself and as representative of the underwriters with respect to the bonds. Subject to the terms and conditions of the underwriting agreement, each underwriter, jointly and severally, agrees to purchase, and we have agreed to sell to the underwriters, the principal amount of the bonds set forth opposite the underwriter's name below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement.

Underwriter	Principal Amount of Bonds
Goldman, Sachs & Co.	$60,000,000
J.P. Morgan Securities LLC	60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000
Mitsubishi UFJ Securities (USA), Inc.	30,000,000
RBC Capital Markets, LLC	30,000,000
Wells Fargo Securities, LLC	30,000,000
BMO Capital Markets	12,000,000
Fifth Third Securities, Inc.	12,000,000
Mizuho Securities USA Inc.	12,000,000
SunTrust Robinson Humphrey, Inc.	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000

TOTAL	$300,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the bonds included in this offering are subject to approval of legal matters by counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are committed to take and pay for all the bonds if any are taken.

        The underwriters have advised us that they propose initially to offer the bonds to the public at the public offering prices set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of 0.50% of the principal amount of the bonds. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.25% of the principal amount of the bonds to certain other dealers. After the public offering of the bonds, the public offering price and other selling terms may be changed.

        The bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange or for inclusion of the bonds in any automated quotation system. The underwriters intend to make a market in the bonds after completion of the offering but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the bonds or, that an active public market will develop. If an active public market does not develop, the market price and liquidity of the bonds may be adversely affected.

        In connection with the offering, the underwriters may purchase and sell bonds in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of bonds than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the bonds while the offering is in progress.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriter's discount received by it because the representative or its affiliates have repurchased bonds sold by or for the account of such underwriters in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the bonds. As a result, the price of the bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

        We estimate that our share of total expenses of the offering, excluding the underwriting discount, will be approximately $510,000.

        We have also agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

        Certain of the underwriters and their respective affiliates have engaged and may engage in other transactions with and perform services for us from time to time in the ordinary course of business for which they have received, and will in the future receive, customary fees.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds. Any such short positions could adversely affect future trading prices of the bonds. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        BMO Capital Markets is the trade name for certain capital markets and investment banking services of Bank of Montreal and its subsidiaries, including BMO Capital Markets GKST Inc., which is a direct, wholly owned subsidiary of BMO Financial Corp. which is itself a wholly owned subsidiary of Bank of Montreal.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently required to file reports and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You also may read and copy any document we file with the SEC at the offices of the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or obtain copies of such materials by mail. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are also available over the Internet at our website at http://www.opc.com. Information contained on our website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

 INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

        We "incorporate by reference" into this prospectus supplement certain information that we file with the SEC, which means we are disclosing important information to you by referring you to another document. Any information incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care. We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC:

  •
  our Current Report on Form 8-K, dated January 31, 2011 and filed on February 1, 2011;

  •
  our Current Report on Form 8-K, dated February 7, 2011 and filed on February 8, 2011;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 18, 2011;

  •
  our Current Report on Form 8-K, dated as of and filed on March 28, 2011;

  •
  our Current Report on Form 8-K, dated as of and filed on April 8, 2011;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed on May 12, 2011;

  •
  our Current Report on Form 8-K, dated June 9, 2011 and filed on June 10, 2011; and

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed on August 11, 2011.

        Any statement made in a document incorporated by reference in this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement if a statement contained in this prospectus supplement or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We also incorporate by reference all documents that we file under the Exchange Act after the date of this prospectus supplement and until we have sold all of the bonds to which this prospectus supplement relates or the offering is otherwise terminated. Nothing in this prospectus supplement shall be deemed to incorporate information furnished to, but not filed with, the SEC, including, but not limited to, information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit to such Form 8-K.

        Statements made in this prospectus supplement or in any document incorporated by reference in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement or any document incorporated by reference in this prospectus supplement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

        We will provide without charge, to any person who receives a copy of this prospectus supplement, upon such recipient's written or oral request, a copy of any document this prospectus supplement incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document.

 LEGAL MATTERS

        Sutherland Asbill & Brennan LLP will pass upon the validity of the bonds for us. Orrick, Herrington & Sutcliffe LLP will pass upon other legal matters in connection with the bonds for the underwriters and has in the past represented and currently represents us in various matters.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$1,000,000,000

First Mortgage Bonds

        We may offer and sell first mortgage bonds from time to time in one or more transactions up to an aggregate principal amount of $1 billion. This prospectus provides you with a general description of the bonds that we may offer. Each time bonds are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell the bonds unless accompanied by a prospectus supplement describing the methods and terms of the applicable offering, which will be made available at the time of each offering of the bonds.

        We may offer and sell the bonds directly to purchasers or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of the bonds, the applicable prospectus supplement will set forth any applicable fees, commissions or discounts. See "PLAN OF DISTRIBUTION" for a further description of the manner in which we may sell the bonds covered by this prospectus. The price to the public of the bonds and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

        You should carefully read this prospectus and each applicable prospectus supplement before making an investment decision.

        Investing in the bonds involves certain risks. See the section titled "RISK FACTORS" on page 1 of this prospectus to read about factors you should consider before investing in the bonds.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2010.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may sell the bonds described in this prospectus in one or more offerings up to a total dollar amount of $1 billion. This prospectus provides you with a general description of the bonds we may offer. Each time we sell bonds, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under "INCORPORATION BY REFERENCE OF CERTAIN INFORMATION" and "WHERE YOU CAN FIND MORE INFORMATION" before you invest in the bonds.

OGLETHORPE POWER CORPORATION

        We are a Georgia electric membership corporation incorporated in 1974 and headquartered in metropolitan Atlanta. We are owned by 39 retail electric distribution cooperative members. Our principal business is providing wholesale electric power to our members. As with cooperatives generally, we operate on a not-for-profit basis. We are the largest electric cooperative in the United States in terms of assets and kilowatt-hour sales, and, through our members, consumers served.

        Our members are local consumer-owned distribution cooperatives providing retail electric service on a not-for-profit basis in the State of Georgia. In general, the customer base of our members consists of residential, commercial and industrial consumers within specific geographic areas. Our members serve approximately 1.8 million electric consumers (meters) representing approximately 4.1 million people.

        Our principal executive offices are located at 2100 East Exchange Place, Tucker, Georgia 30084-5336. Our telephone number is (770) 270-7600. We maintain a website at http://www.opc.com. Information contained on this website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

RISK FACTORS

        Investing in our bonds involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors under the heading "Item 1A—RISK FACTORS" in our most recent annual report on Form 10-K, which is on file with the SEC and incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and incorporated by reference into this prospectus. You should also carefully consider the risks and other information that may be contained in any prospectus supplement accompanying this prospectus. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, financial condition, results of operations and the trading price of the bonds.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement accompanying this prospectus or any other offering materials and any documents we incorporate by reference may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate to occur in the future, including matters such as future capital expenditures, business strategy and development or operation of facilities (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target" and "outlook") are forward-looking statements.

        Although we believe that in making these forward-looking statements our expectations are based on reasonable assumptions, any forward-looking statement involves uncertainties and there are important factors that could cause actual results to different materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the heading "Item 1A—RISK FACTORS" and in other sections of our most recent annual report on Form 10-K as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any accompanying prospectus and the information incorporated by reference in this prospectus might not occur.

        Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

        Unless we indicate otherwise in the prospectus supplement accompanying this prospectus, we intend to use the net proceeds we receive from the sale of the bonds for capital expenditures related to the construction, acquisition, or enhancement of generation facilities to meet the current and future energy demands of our members and for general corporate purposes. The net proceeds may be invested temporarily until they are used for their intended purposes.

RATIO OF EARNINGS TO FIXED CHARGES

(Unaudited)

        The following table sets forth our ratio of earnings to fixed charges for the periods shown:

		Year ended December 31,
	Three Months Ended March 31, 2010
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges(1)	1.07	1.02	1.02	1.05	1.06	1.07

(1)
Our ratio of earnings to fixed charges is less than that of many investor-owned utilities because we operate on a not-for-profit basis and seek only to generate revenues sufficient to recover our cost of service and to generate margins sufficient to establish reasonable reserves and meet certain financial coverage requirements.

DESCRIPTION OF THE BONDS

General Description of the Bonds

        The bonds will be issued pursuant to an Indenture, dated March 1, 1997, made by us, formerly known as Oglethorpe Power Corporation (An Electric Generation & Transmission Corporation), to U.S. Bank National Association, successor to SunTrust Bank, Atlanta, as trustee, as supplemented. The bonds will be secured equally and ratably under the indenture by a lien on substantially all our owned tangible and certain of our intangible assets. See "SUMMARY OF THE INDENTURE" for further information.

        The bonds will be registered in the name of a nominee for the Depository Trust Company, or DTC, pursuant to DTC's Book-Entry-Only System. Purchases of beneficial interests in the bonds will be made in book-entry form, without certificates. If at any time the Book-Entry-Only System is discontinued for the bonds, the bonds will be exchangeable for other fully registered certificated bonds of like tenor and of an equal aggregate principal amount, in authorized denominations. See "—Book-Entry." The trustee may impose a charge sufficient to reimburse us or the trustee for any tax, fee or other governmental charge required to be paid with respect to any exchange or transfer of a bond. The cost to us or the trustee, if any, of preparing each new bond issued upon any exchange or transfer, and any other expenses incurred by us or the trustee in connection therewith, will be paid by the person requesting such exchange or transfer.

Specific Terms of Each Series of Bonds

        Each time that we offer a series of bonds pursuant to this prospectus, we will specify the particular amount, price and other terms of those bonds in a prospectus supplement. These terms may include:

  •
  the title of the series of bonds;

  •
  the date or dates on which the principal of and premium, if any, on the series of bonds will be payable;

  •
  the interest rate or rates on the series of bonds and the date from which that interest will accrue;

  •
  the dates on which we will pay interest on the series of bonds and the regular record date for determining who is entitled to the interest payable on any interest payment due;

  •
  the place or places where principal of and premium, if any, and interest on the series of bonds will be payable;

  •
  any redemption dates, prices, obligations and restrictions on the series of bonds;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of bonds;

  •
  the denominations in which the series of bonds will be issued;

  •
  the portion of the principal amount of the series of bonds that is payable on the declaration of acceleration of the maturity;

  •
  the applicable overdue rate if other than the interest rate stated in the title of the series of bonds;

  •
  any modifications of or additions to the events of default in the indenture;

  •
  if the amount of principal of and premium or interest on any series of bonds may be determined by reference to an index based on either a currency other than that in which that series of bonds are payable or any other method specifying the manner in which these amounts will be determined;

  •
  whether and to what extent any other means of satisfaction and discharge, which is sometimes referred to as "defeasance," will be applicable to the series of bonds other than as described below under "SUMMARY OF THE INDENTURE—Defeasance";

  •
  if the series of bonds are to be issued in the form of one or more securities and, if so, the identity of the depository or depositaries of the bonds;

  •
  if the series of bonds is to be insured; and

  •
  any other specific terms of the series of bonds.

Book-Entry

        The certificates representing the bonds will be issued in fully registered form, without interest coupons. The bonds will be deposited with, or on behalf of, DTC, and registered in the name of a nominee for DTC or DTC in the form of one or more global certificates. Upon the issuance of the global certificates, DTC or its nominee will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a global certificate will be limited to persons who have accounts with DTC (participants) or persons who hold interests through participants. Ownership of beneficial interests in a global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by such global certificate for all purposes under the indenture. No beneficial owner of an interest in a global certificate will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture.

        Payments of the principal of and interest on a global certificate will be made to DTC or its nominee, as the case may be, as the registered owner of the global certificate. Neither us, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated bond for any reason, including to sell bonds to persons in jurisdictions which require such delivery of such bonds or to pledge such bonds, the holder must transfer its interest in a global certificate in accordance with DTC's applicable procedures and the procedures set forth in the indenture. Because DTC can act only on behalf of participants in DTC, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global certificate to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        DTC will take any action permitted to be taken by a holder of the bonds only at the direction of one or more participants to whose account the DTC interests in a global certificate is credited and only in respect of such portion of the aggregate principal amount of the bonds as to which such participant or participants has or have given such direction. However, if there is an event of default under the bonds, DTC will exchange a global certificate for certificated bonds, which it will distribute to its participants.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the bonds represented by global certificates among their respective participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

        If DTC is at any time unwilling or unable to continue as a depositary for a global certificate and a successor depositary is not appointed, we will issue certificated bonds in exchange for a global certificate.

        We will make all payments of principal and interest in immediately available funds.

        Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the bonds that are not certificated bonds will trade in DTC's Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the bonds.

        The information in this subsection, "Book-Entry," concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

SUMMARY OF THE INDENTURE

Security for Payment

        The bonds will be secured equally and ratably under the indenture by a lien on substantially all of our tangible and some of our intangible assets, including those we acquire in the future. The mortgaged property includes our electric generating plants and some of our contracts for the purchase, sale or transmission of electricity or pooling or other power supply arrangements of more than one year in duration or that relate to the ownership, operation, construction or maintenance of our electric generation facilities, but excluding all excepted property and excludable property described below.

        Provided that the holders of a majority in principal amount of all outstanding indenture obligations consent, we intend to amend the indenture by entering into a supplement to the indenture. In connection with the issuance of the bonds, we may seek consent to the proposed indenture amendments in accordance with the terms of the indenture. Should we determine to seek consent to the proposed indenture amendments in connection with the sale of the bonds, the details will be set forth in the applicable prospectus supplement. See "—Amendments and Supplements to the Indenture—Proposed Amendments to the Indenture."

        The indenture does not include in the mortgaged property, among other things, the following excepted property:

  (a)
  cash on hand or in banks or in other financial institutions (excluding certain amounts deposited or required to be deposited with the trustee pursuant to the indenture);

  (b)
  other contracts and contract rights not specifically subject to the lien of the indenture;

  (c)
  instruments and certain securities (other than those required to be deposited with the trustee under the indenture);

  (d)
  allowances for emissions or similar rights;

  (e)
  patents and trademarks;

  (f)
  the right to bring an action or enforce a judgment;

  (g)
  vehicles, vessels and airplanes;

  (h)
  office furniture, equipment and supplies and data processing, accounting and other computer equipment, software and supplies;

  (i)
  leases for a term of less than five years;

  (j)
  timber, coal, ore, gas, oil and other minerals and all electric energy generated;

  (k)
  non-assignable permits, licenses, franchises, leases, contracts and contractual and other rights;

  (l)
  our interest in other property in which a security interest cannot legally be perfected; and

  (m)
  all nuclear fuel located outside of the State of Georgia.

        The indenture also excludes from mortgaged property excludable property, which is property as to which we have delivered to the trustee prior to acquiring such property a certificate stating that such property is to be excluded from the lien of the indenture and that we would remain capable of meeting our rate covenant even if we do not have use of such property.

        Our title to the mortgaged property and the lien of the indenture are subject to permitted exceptions and encumbrances, which include, among other things, identified exceptions and encumbrances existing in March 1997, as long as such matters do not materially impair the use of such property; non-delinquent or contested taxes; mechanics', materialmens' or contractors' liens; local improvement district assessments; leases for a term of not more than ten years or, if for a term of more than ten years, leases which would not materially impair our use of the leased property in the conduct of our business; specified easements; the undivided interests of other co-owners in our facilities and liens on our undivided interests in co-owned facilities, and rights of such owners in property owned jointly with us; the pledge of current assets (other than accounts receivable) to secure current liabilities; and liens which have been bonded for or for the payment of which a deposit had been made in the full amount of such lien; and other exceptions and encumbrances which we do not believe adversely affect in any material respect our right to use our property to secure the bonds. The lien of the indenture is also shared with the trustee under the indenture to secure and allow the trustee to recover amounts that may be owed to the trustee under the indenture.

        All of our property acquired after the date hereof, other than excepted property and excludable property discussed above, is subject to the lien of the indenture, but subject to:

  (a)
  specified purchase money and pre-existing liens;

  (b)
  limitations, in the case of any consolidation, merger or sale of substantially all of our assets; and

  (c)
  recordation of supplements to the indenture describing that after-acquired property, in the case of real property.

Release and Substitution of Property

        So long as no event of default exists under the indenture, we will be able to sell, exchange or otherwise dispose of any part of the mortgaged property to facilitate our day-to-day operations. In order to obtain a release of the mortgaged property being sold, exchanged or otherwise disposed of from the trustee, we must find that the release will not impair the security under the indenture and that the sale, exchange or other disposition is:

  (a)
  desirable in the conduct of our business and the property to be released is no longer necessary in the conduct of our business; or

  (b)
  made in lieu and reasonable anticipation of the taking of the property by eminent domain or the exercise by a governmental entity of a right to purchase or order the sale of the property.

        Some of these releases also require the substitution of bondable additions, the deposit of cash with the trustee (which would constitute trust moneys as described below), the retirement or defeasance of indenture obligations, or the deposit of designated qualifying securities with the trustee, in each case of equal value to the fair value of the mortgaged property to be released. Trust moneys can be withdrawn against bondable additions, retired or defeased indenture obligations, or deposited designated qualifying securities, in each case of equal value, and can, at our option, be used for the redemption of indenture obligations prior to their maturity, for the payment of principal on indenture obligations at their maturity or for the purchase of indenture obligations. To the extent that any trust moneys consist of the proceeds of insurance upon any part of the mortgaged property, those trust moneys can be withdrawn to reimburse us for costs to repair, rebuild or replace the destroyed or damaged property.

        Trust moneys is all money received by the trustee:

  (a)
  upon the release of property from the lien of the indenture, including all moneys received in respect of the principal of all purchase money obligations deposited with the trustee in respect of its release of property;

  (b)
  as compensation for, or proceeds of sale of, any part of the mortgaged property that has been taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority;

  (c)
  as proceeds of insurance upon any part of the mortgaged property;

  (d)
  as principal paid on designated qualifying securities in excess of the principal then due on the indenture obligations issued on the basis of the designated qualifying securities; or

  (e)
  for application as trust moneys under the indenture or whose disposition was not otherwise specifically provided for in the indenture.

        Provided that the holders of a majority in principal amount of all outstanding indenture obligations consent, we intend to amend the indenture to:

  (a)
  permit the release of fuel from the lien of the indenture if disposed of in the ordinary course of business without obtaining a release from or the consent of the indenture trustee;

  (b)
  permit the release of mortgaged property from the lien of the indenture other than in connection with a sale, exchange or other disposition of such mortgaged property, provided that we meet the requirements under the indenture relating to such release, such as the substitution of bondable additions, the deposit of cash with the trustee, the retirement or defeasance of indenture obligations, or the deposit of designated qualifying securities with the trustee, in each case of equal value to the fair value of the mortgaged property to be released; and

  (c)
  in the event the indenture is not qualified under the Trust Indenture Act of 1939, increase, when our aggregate margins and equities to total long-term debt and equities exceed a certain level, the thresholds that trigger (i) the requirement of a board resolution approving the release and (ii) the requirement that an independent engineer (as opposed to an engineer that is not independent) certify as to the fair value of the mortgaged property being released.

In addition, we intend to make certain other amendments to the release provisions of the indenture intended to clarify the intention of such provisions. See "—Amendments and Supplements to the Indenture—Proposed Amendments to the Indenture."

Covenants

        The indenture requires us to establish and collect rates for the use or the sale of the output, capacity or service of our properties that produce money sufficient, together with other money available to us, to enable us to comply with all covenants under the indenture. Subject to any necessary approval or determination of any regulatory or judicial authority with jurisdiction over our rates, the indenture requires us to establish and collect rates for the use or the sale of the output, capacity or service of our properties which are reasonably expected, together with our other revenue, to yield a margins for interest ratio equal to at least 1.10 for each fiscal year. The margins for interest ratio is the ratio of margins for interest for any period to total interest charges for that period. Margins for interest means, for any period, the sum of each of the following for that period:

  (a)
  our net margins (which includes our revenues subject to refund at a later date but excludes provisions for (i) non-recurring charges to income, including the non-recoverability of assets or expenses, except to the extent we determine to recover such charges in rates and (ii) refunds of revenues collected or accrued in any prior year subject to possible refund); plus

  (b)
  interest charges (discussed below); plus

  (c)
  any amount included in net margins for accruals for federal and state income and other taxes imposed on income after deduction of interest expense; plus

  (d)
  any amount included in net margins for any losses incurred by any subsidiary or affiliate of ours; plus

  (e)
  any amount we actually receive during that period as a dividend or other distribution of earnings of any subsidiary or affiliate of ours; minus

  (f)
  any amount included in net margins for any earnings or profits of any subsidiary or affiliate of ours; minus

  (g)
  any amount we actually contribute to the capital of, or actually pay under a guarantee of an obligation of, any subsidiary or affiliate to the extent of any accumulated losses incurred by the subsidiary or affiliate, but only to the extent (i) the losses have not otherwise caused other contributions or payments to be included in net margins for purposes of computing margins for interest for a prior period and (ii) the amount has not otherwise been included in net margins.

        Interest charges means, for any period, our total interest charges (whether capitalized or expensed) for the period with respect to interest accruing on all outstanding indenture obligations and on all debt secured by a lien equal to or prior to the lien of the indenture, but excludes interest accruing in respect of some indenture obligations that were issued on the basis of designated qualifying securities or indenture obligations with regards for which Georgia Transmission Corporation has assumed the payment obligations. For information about Georgia Transmission Corporation, please see the section entitled "Relationship with Georgia Transmission Corporation" under the heading "Item 1—BUSINESS" in our most recent annual report on Form 10-K.

        Promptly upon any material change in the circumstances which were contemplated at the time the rates were most recently reviewed, but at least once every 12 months, we are required to review our rates and, subject to any necessary regulatory approval, promptly establish or revise our rates as necessary to comply with the foregoing requirements. A failure by us to actually achieve a 1.10 margins for interest ratio will not itself constitute an event of default under the indenture. However, a failure to establish rates reasonably expected to achieve a 1.10 margins for interest ratio will be an event of default if the failure continues for 45 days after we receive notice thereof from the trustee or the holders of at least 10% in principal amount of the indenture obligations, unless the failure results from our inability to obtain regulatory approval.

        The indenture prohibits us from making any distribution, payment or retirement of patronage capital to our members if, at the time thereof or after giving effect thereto:

  (a)
  an event of default exists,

  (b)
  our aggregate margins and equities as of the end of the most recent fiscal quarter would be less than 20% of our total long-term debt and equities at such time, or

  (c)
  the aggregate amount expended for the distribution, payment or retirement on or after the date on which our aggregate margins and equities first reach 20% of our total long-term debt and equities would exceed 35% of our aggregate net margins earned after that date. The restrictions set forth in this clause (c) and in clause (b) above, however, would not apply if, after giving effect to the distribution, payment or retirement, our aggregate margins and equities as of the end of the most recent fiscal quarter would not be less than 30% of our total long-term debt and equities.

        The indenture obligates us to keep all of the mortgaged property free and clear of other liens, subject to permitted exceptions and purchase money or pre-existing liens on our after-acquired property not in excess of 80% (or with respect to property that is not necessary to the operations of the remaining portion of our system, 100%) of the lesser of the cost or the fair value of the property and in the aggregate not in excess of 15% of the aggregate principal amount of all indenture obligations.

        The indenture requires us to invest or direct the trustee to invest at least 75% of each of (i) our cash on hand for working capital needs, (ii) trust moneys and (iii) cash deposited under the indenture, in:

  (a)
  defeasance securities;

  (b)
  securities issued by any agency or instrumentality of the United States of America or any corporation created pursuant to any act of the Congress of the United States;

  (c)
  commercial paper rated in either of the two highest rating categories by a national credit rating agency;

  (d)
  demand or time deposits, certificates of deposit and bankers' acceptances issued or accepted by any bank or trust company having capital surplus and undivided profits aggregating at least $50 million and whose long-term debt is rated in any of the three highest rating categories by a national credit rating agency;

  (e)
  any non-convertible debt securities rated in any of the three highest rating categories by a national credit rating agency;

  (f)
  repurchase agreements that are secured by a perfected security interest in securities listed in clauses (a) or (b) above entered into with a government bond dealer recognized as a primary dealer by the Federal Reserve Bank of New York or any bank described in clause (d) above; or

  (g)
  any short-term institutional investment fund or account which invests solely in any of the foregoing obligations.

        Provided that the holders of a majority in principal amount of all outstanding indenture obligations consent, we intend to amend the indenture to remove the limitation on investments described above with respect to our cash on hand for working capital needs. See "—Amendments and Supplements to the Indenture—Proposed Amendments to the Indenture."

Credit Enhancement

        The indenture provides that indenture obligations of any series may have the benefit of an insurance policy, letter of credit, financial guaranty insurance policy or other similar obligation to pay when due (to the extent not paid by us) the principal and interest on indenture obligations or on another obligation the payment of which is secured by an indenture obligation or credited against the principal and interest due on such indenture obligation issued by a credit enhancer. See "—Action by Credit Enhancer or the Rural Utilities Service."

Additional Indenture Obligations

        The aggregate principal amount of indenture obligations that may be issued under the indenture is not limited. Additional indenture obligations, ranking equally and ratably with the existing indenture obligations, may be issued from time to time:

  (a)
  against:

  (1)
  90.91% of the amount of bondable additions,

  (2)
  the aggregate principal amount of retired or defeased indenture obligations,

  (3)
  the aggregate principal amount of designated qualifying securities deposited with the trustee,

  (4)
  the amount of cash deposited with the trustee, and

    (5)
    80% of the amount of certified progress payments (discussed below); and

  (b)
  to evidence any reimbursement obligations that we have to credit enhancers or the Rural Utilities Service as a result of credit enhancement that we have obtained in connection with or guarantees of other indenture obligations.

        The amount of bondable additions available for the issuance of additional indenture obligations is equal to (i) the existing balance of bondable additions, plus (ii) the amount of property additions available to be certified to the trustee as bondable additions, less (iii) the amount of retirements not yet counted in the calculation of bondable additions. Property additions are limited under the indenture to certain of our property that is (i) chargeable to our fixed plant accounts and for which evidence of our title thereto is provided, (ii) subject to the lien of the indenture, (iii) acquired or constructed by us since March 1, 1997, and (iv) not subject to pre-existing liens securing indebtedness prior to or on a parity with the lien of the indenture. The amount of property additions available to be certified to the Trustee is calculated as the lesser of the cost or fair value to us of such property additions (fair value to be determined as of the time of acquisition). Retirements consist of property subject to the lien of the indenture that has been retired or otherwise disposed of free from the lien of the indenture. The amount of retirements is (i) for retired property acquired by us after March 1, 1997, the lesser of the cost or fair value to us of such property (fair value to be determined as of the time of acquisition), and (ii) for retired property acquired by us on or before March 1, 1997, the net book value of such property as of March 1, 1997.

        Designated qualifying securities are securities, including bonds or other debt instruments, held by the trustee and issued by one of our subsidiaries under an indenture, mortgage or other security instrument substantially identical in substance to the provisions of our indenture (subject to limited exceptions), which securities we have designated as (i) the basis for additional indenture obligations, (ii) the withdrawal of trust moneys, deposited cash or other specified assets held by the trustee, or (iii) the release of mortgaged property. The aggregate amount of designated qualifying securities that can be deposited with the trustee at any one time cannot exceed 20% of the aggregate principal amount of indenture obligations then outstanding.

        We may also use certified progress payments (as defined below) as the basis for the issuance of additional indenture obligations in order to finance the construction of generation and related facilities. Certified progress payments are payments we make pursuant to a qualified EPC contract (as defined below), which payments we are certifying as the basis for the issuance of additional indenture obligations. These are amounts that we would assign to our fixed plant accounts and that will constitute property additions upon the performance of the qualified EPC contract. A qualified EPC contract is defined as any contract providing for the engineering, procurement or construction of generation or related facilities (including electric transmission and fuel supply facilities) that we intend to own upon performance of the qualified EPC contract, and the payments for which are used as the basis for the issuance of additional indenture obligations. We can issue additional indenture obligations up to 80% of the amount of the certified progress payments. The total amount of indenture obligations outstanding at any time on the basis of certified progress payments may not exceed 40% of the total obligations then outstanding under the indenture. Upon performance of the qualified EPC contract, we may convert the amounts outstanding under the indenture obligations that were issued on the basis of certified progress payments, in an aggregate principal amount up to but not exceeding 90.91% of bondable additions acquired with the proceeds of certified progress payments and made the basis of such conversion, to amounts outstanding under indenture obligations issued on the basis of bondable additions.

        Before we may issue additional indenture obligations on the basis of bondable additions, retirements or defeasance of indenture obligations, the deposit of cash with the trustee, the deposit of designated qualifying securities with the trustee, or certified progress payments, we must certify that our margins for interest ratio was at least 1.10 during the immediately preceding fiscal year or during any consecutive 12-month period within the 18-month period immediately preceding our request for additional indenture obligations.

Events of Default and Remedies

        Events of default under the indenture consist of:

  (a)
  failure to pay principal of or premium, if any, on any indenture obligation when due unless otherwise provided with respect to such indenture obligation (with respect to certain indenture obligations, we have provided for grace periods with respect to the payment of principal with respect to certain indenture obligations; provided, however, that no payment by the Rural Utilities Service pursuant to any guarantee by the United States of America, acting through the Administrator of the Rural Utilities Service, or pursuant to any Rural Utilities Service insuring of, or by any other guarantor or insurer of, any indenture obligation will be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay;

  (b)
  failure to pay any interest on any indenture obligation when due if the failure to pay is continued for 45 days unless otherwise provided with respect to such indenture obligation (with respect to certain indenture obligations, we have provided for shorter grace periods with respect to the payment of interest; provided, however, that no payment by the Rural Utilities Service pursuant to any guarantee by the United States of America, acting through the Administrator of the Rural Utilities Service, or pursuant to any Rural Utilities Service insuring of, or by any other guarantor or insurer of, any indenture obligation will be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay;

  (c)
  default in the performance, or breach, by us of any of our warranties or covenants contained in the indenture if the breach is continued for 45 days after written notice thereof from the trustee or the holders of at least 10% in principal amount of the outstanding indenture obligations;

  (d)
  failure to pay when due (including any applicable grace period) any portion of principal (other than amounts due on acceleration) under any bond, debenture, note or other indebtedness for money borrowed (other than indebtedness secured by indenture obligations), which failure has resulted in the acceleration of indebtedness in excess of $10 million, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after the failure or acceleration;

  (e)
  a judgment against us in excess of $10 million which remains unsatisfied or unstayed for 45 days after either entry of judgment or termination of stay, and such judgment remains unstayed or unsatisfied for a period of 10 days after notice thereof from the trustee or the holders of at least 10% in principal amount of the outstanding indenture obligations; or

  (f)
  other proceedings in bankruptcy, receivership, insolvency, liquidation or reorganization.

        Provided that the holders of a majority in principal amount of all outstanding indenture obligations consent, we intend to amend the indenture to permit an indenture obligation guaranteed or insured by a guarantor or insurer other than the Rural Utilities Service to provide that any payment by such guarantor or insurer is considered a payment for purposes of determining whether there is an event of default based on a failure to pay. See "—Amendments and Supplements to the Indenture—Proposed Amendments to the Indenture."

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders (other than the United States of America or its agencies or instrumentalities) have offered to the trustee reasonable indemnity. Subject to provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding indenture obligations will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, except that, so long as it is not in default with respect to its credit enhancement for any indenture obligations, a credit enhancer for, and not the actual holders of, those indenture obligations would be deemed to be the holder of those indenture obligations for purposes of, among other things, taking action in connection with the remedies set forth in the indenture.

        If an event of default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding indenture obligations may accelerate the maturity of all indenture obligations. However, after the acceleration, but before a sale of any of the mortgaged property or a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding indenture obligations may, under certain circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture.

        No holder of any indenture obligation has any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless:

  (a)
  the holder has previously given to the trustee written notice of a continuing event of default;

  (b)
  the holders of at least 25% in aggregate principal amount of the outstanding indenture obligations have made written request to the trustee to institute the proceeding as trustee;

  (c)
  the holders (other than the United States of America or its agencies or instrumentalities) have offered reasonable indemnity to the trustee against the costs to be incurred in compliance with the request;

  (d)
  the trustee for 60 days after its receipt of such notice, request and indemnity has failed to institute the proceeding; and

  (e)
  the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding indenture obligations a direction inconsistent with the request.

        However, the limitations on the holders' rights to institute proceedings do not apply to a suit instituted by a holder of an indenture obligation for the enforcement of payment of the principal of and premium, if any, or interest on the indenture obligation on or after the respective due dates stated therein.

        The indenture provides that the trustee, within 90 days after the occurrence of the event of default (but at least 60 days after the occurrence of some specified events of default), will give to the holders of indenture obligations notice of all uncured defaults known to it, provided that, except that in the case of a default in the payment of principal of, and premium, if any, or interest on any indenture obligations, the trustee will be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of the indenture obligations.

        If an event of default occurs and is continuing, the trustee may sell the mortgaged property, in either judicial or nonjudicial proceedings. The proceeds from the disposition of the mortgaged property will be applied as follows:

  (a)
  first, to the payment of all amounts due to the trustee;

  (b)
  second,

  (1)
  if all indenture obligations have become due and payable, to the payment of outstanding indenture obligations without preference or priority between interest or principal or among indenture obligations, or

  (2)
  if the principal of all indenture obligations have not become due and payable, then (A) first to interest installments in the order of their maturity and (B) second to principal or redemption price;

  (c)
  third, to payment of amounts to maintain the value of reserve funds relating to some tax exempt bonds; and

  (d)
  fourth, to us or whoever may be lawfully entitled to receive any remaining amount.

        Provided that the holders of a majority in principal amount of all outstanding indenture obligations consent, we intend to amend the indenture to (a) clarify that the proceeds from the disposition of the mortgaged property upon the occurrence of an event of default will be applied to penalties, costs and expenses associated with indenture obligations next after the proceeds are applied to the principal or redemption price and interest due with respect to indenture obligations, and (b) clarify that, if all indenture obligations have become due and payable as a result of an event of default, the proceeds from the disposition of the mortgaged property will be applied to the redemption price, which includes any premium, in the same manner that it will be applied to interest and principal as is set forth in paragraph (b)(i) above. See "—Amendments and Supplements to the Indenture—Proposed Amendments to the Indenture."

        The indenture requires us to deliver to the trustee, within 120 days after the end of each calendar year, a written statement as to our compliance (determined without regard to any grace period or notice requirement) with all of our obligations under the indenture. In addition, we are required to deliver to the trustee, promptly after any of our officers may be reasonably deemed to have knowledge of a default under the indenture, a written notice specifying the nature and duration of the default and the action we are taking and propose to take with respect to the default.

Amendments and Supplements to the Indenture

  Waiver of Covenants

        Our compliance with the covenants contained in the indenture relating to (i) limitation on liens, (ii) payment of taxes, (iii) maintenance of properties, (iv) insurance, (v) delivery of annual compliance certificates and notices of default under the indenture, (vi) establishing and reviewing certain rates, (vii) distributions to our members and (viii) investment of certain moneys, may be waived by a vote of the holders of a majority of the aggregate principal amount of the outstanding indenture obligations.

  Supplements to the Indenture Without Consent of Holders

        Without the consent of the holders of any indenture obligations, we and the trustee may, from time to time, enter into one or more supplements to the indenture:

  (a)
  to correct or amplify the description of any property at any time subject to the lien of the indenture;

  (b)
  to confirm property subject or required to be subjected to the lien of the indenture or to subject additional property to the lien of the indenture;

  (c)
  to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of the issue, authentication and delivery of indenture obligations or of any series of indenture obligations;

  (d)
  to create any new series of indenture obligations;

  (e)
  to modify or eliminate any of the terms of the indenture, provided in the event the modification or elimination would adversely affect or diminish the rights of any holder, the supplement to the indenture must state that any such modification or elimination will become effective only when there are no indenture obligations outstanding under any series created prior to the supplement to the indenture and provided the trustee may decline to execute the supplement to the indenture if, in the trustee's opinion, it does not afford adequate protection to the trustee;

  (f)
  to evidence the succession of another corporation to us and the assumption by any such successor of our covenants;

  (g)
  to add to our covenants or events of default for the benefit of the holders of all or any series of indenture obligations, or to surrender any of our rights or powers;

  (h)
  to evidence the succession of another trustee or the appointment of a co-trustee or separate trustee;

  (i)
  to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision or to make any other provision, with respect to matters or questions arising under the indenture, which is not inconsistent with the provisions of the indenture, provided such action shall not, in our opinion, adversely affect the interests of the holders of the indenture obligations in any material respect;

  (j)
  to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted;

  (k)
  to add or change any provision of the indenture to the extent necessary to permit or facilitate the issuance of indenture obligations in bearer or book-entry form; or

  (l)
  to make any change in the indenture that, in the reasonable judgment of the trustee, would not materially and adversely affect the rights of holders of indenture obligations.

        A supplement to the indenture will be presumed not to materially and adversely affect the rights of holders for purposes of paragraph (l) above if (i) the indenture, as supplemented and amended, secures equally and ratably the payment of principal of (and premium, if any) and interest on the indenture obligations which are to remain outstanding and (ii) we furnish to the trustee written evidence from at least two nationally recognized statistical rating organizations then rating the indenture obligations (or other obligations primarily secured by indenture obligations) that their respective underlying ratings of the indenture obligations (or other obligations primarily secured by indenture obligations) will not be withdrawn or reduced as a result of the changes in the indenture effected by the supplement to the indenture, provided that any changes in the indenture that require the consent of all of the holders of indenture obligations affected thereby may not be made on the basis that they do not materially and adversely affect the rights of holders.

  Supplements to the Indenture With Consent of Holders

        With the consent of the holders of not less than a majority in principal amount of the indenture obligations of all series then outstanding affected by the supplement to the indenture, we and the trustee may, from time to time, enter into one or more supplement to the indentures to add, change or eliminate any of the provisions of the indenture or modify the rights of the holders of the indenture obligations. However, no supplement to the indenture will, without the consent of the holder of each outstanding indenture obligation affected thereby:

  (a)
  change the stated maturity (the date specified in each indenture obligation as the date on which the principal of the indenture obligation or an installment of interest on any indenture obligation is due and payable) of any indenture obligation;

  (b)
  reduce the principal of, or any installment of interest on, any indenture obligation, or any premium payable upon the redemption of the indenture obligation;

  (c)
  change any place of payment (the city or political subdivision thereof in which we are required by the indenture to maintain an office or agency for payment of the principal of or interest on the indenture obligations) where, or the currency in which, any indenture obligation, or the interest thereon, is payable;

  (d)
  impair the right to institute suits for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

  (e)
  reduce the percentage in principal amount of the outstanding indenture obligations, the consent of the holders of which is required for various purposes;

  (f)
  permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the mortgaged property;

  (g)
  modify the provisions of any mandatory sinking fund so as to affect the rights of a holder to the benefits of the mandatory sinking fund; or

  (h)
  modify certain other provisions of the indenture.

Proposed Amendments to the Indenture

        Provided that the holders of a majority in principal amount of all outstanding indenture obligations consent, we intend to amend the indenture by entering into a supplement to the indenture. In addition to the proposed amendments described herein under "—Release and Substitution of Property," "—Covenants," "—Events of Default and Remedies" and "—Defeasance," the proposed amendments to the indenture included in such supplement to the indenture will also (a) clarify which matters an engineer or accountant is certifying as to in the certificates as to bondable additions delivered to the trustee when bondable additions are used as the basis for some action taken under the indenture, such as issuing additional indenture obligations or releasing mortgaged property, (b) expand the definitions of "stock," "subsidiary" and related definitions and provisions in the indenture so as to expressly include organizational structures other than corporations, such as cooperatives, partnerships and limited liability companies, (c) in the definition of "excepted property" in the indenture, clarify the nature of what sorts of emissions allowances and similar rights were intended to be included therein, and (d) modify the definition of "title evidence" to, among other things, specifically address property affixed to our easements and rights of way.

Action by Credit Enhancer or the Rural Utilities Service

        Under the indenture, any credit enhancer that agrees to provide any undertaking to pay amounts due with respect to any indenture obligations to the extent those amounts are not paid by us will be considered a holder of those indenture obligations for the purpose of (i) giving any requisite approval or consent to supplements or amendments to the indenture (other than those amendments which require the consent of the holders of each indenture obligation affected thereby) and (ii) giving any other approval or consent, giving any notice, effecting any waiver or authorization, exercising any remedies or taking any other action that can be taken by the holder of those indenture obligations.

However, if the credit enhancer is in default with respect to the performance of its undertaking, it will not be considered a holder in place of the holders of those indenture obligations.

        With respect to indenture obligations guaranteed or insured by the United States of America, acting by and through the Administrator of the Rural Utilities Service, the Rural Utilities Service, rather than the actual payee of the indenture obligations, will have all of the rights of a holder of the indenture obligations for the period in which those indenture obligations are guaranteed or insured by the United States of America, acting by and through the Administrator of the Rural Utilities Service, regardless of whether the Rural Utilities Service actually possesses those indenture obligations. All the applicable indenture obligations must be registered to show the United States of America, acting by and through the Administrator of the Rural Utilities Service, as the registered holder of the indenture obligations, unless the Rural Utilities Service otherwise requests.

Defeasance

        Subject to some conditions, the indenture provides that indenture obligations of any series, or any maturity within a series, will be deemed to have been paid and our obligations to the holders of those indenture obligations will be discharged (subject to receipt of required rulings or opinions relating to tax matters), if we deposit with the trustee or paying agent cash or defeasance securities maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of reinvestment of such interest, to pay when due the principal or (if applicable) redemption price and interest due and to become due on those indenture obligations. Defeasance securities include non-callable bonds or other obligations, the principal and interest on which constitute direct obligations of, or are unconditionally guaranteed by, the United States of America, or certificates of interest or participation in any of these obligations, or in specified portions of these obligations (which may consist of specified portions of the interest on the certificates).

        Provided that the holders of a majority in principal amount of all outstanding indenture obligations consent, we intend to amend the indenture to remove the requirement for certain rulings or opinions in connection with a defeasance of indenture obligations, including a ruling or opinion relating to tax matters. See "—Amendments and Supplements to the Indenture—Proposed Amendments to the Indenture."

PLAN OF DISTRIBUTION

        We may sell the bonds from time to time pursuant to underwritten public offerings or negotiated transactions or a combination of these methods. We may sell the bonds:

  •
  through one or more underwriters or dealers in a public offering and sale by them;

  •
  through agents; and/or

  •
  directly to one or more purchasers.

        We may distribute the bonds from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We may solicit directly offers to purchase the bonds being offered by this prospectus. We may also designate agents to solicit offers to purchase the bonds from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the bonds.

        If we utilize a dealer in the sale of the bonds being offered by this prospectus, we will sell the bonds to the dealer, as principal. The dealer may then resell the bonds to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the bonds being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the bonds to the public. In connection with the sale of the bonds, we or the purchasers of bonds for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting fees, discounts or commissions. The underwriter may sell the bonds to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        The bonds may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the bonds, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any fees, discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect thereof.

        Each series of the bonds will be a new issue of the bonds and will have no established trading market. To facilitate the offering of bonds, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the bonds. This may include over-allotments or short sales of the bonds, which involves the sale by persons participating in the offering of more bonds than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the bonds by bidding for or purchasing bonds in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if bonds sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the bonds at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently required to file reports and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You also may read and copy any document we file with the SEC at the offices of the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or obtain copies of such materials by mail. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are also available over the Internet at our website at http://www.opc.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the bonds covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement at the SEC's public Reference Room in Washington D.C., as well as through our or the SEC's Internet website listed above.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

        We "incorporate by reference" into this prospectus certain information that we file with the SEC, which means we are disclosing important information to you by referring you to another document. Any information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. We incorporate by reference into this prospectus the following documents filed by us with the SEC:

  •
  our Current Report on Form 8-K, dated February 23, 2010 and filed on March 1, 2010;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 22, 2010;

  •
  our Current Report on Form 8-K/A, dated as of and filed on March 22, 2010;

  •
  our Current Report on Form 8-K, dated March 29, 2010 and filed on April 1, 2010; and

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010.

        Any statement made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents that we file under the Exchange Act after: (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and until we have sold all of the bonds to which this prospectus relates or the offering is otherwise terminated. Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC, including, but not limited to, information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit to such Form 8-K.

        Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to in this prospectus or any document incorporated by reference in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

        We will provide without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document.

LEGAL MATTERS

        Sutherland Asbill & Brennan LLP will pass upon the validity of the bonds for us.

EXPERTS

        The financial statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In July 2009, we selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2010.

$300,000,000

5.25% First Mortgage Bonds, Series 2011 A
due 2050

PROSPECTUS SUPPLEMENT
August 16, 2011

Joint Book-Running Managers

Goldman, Sachs & Co.	J.P. Morgan

Senior Co-Managers

BofA Merrill Lynch	Mitsubishi UFJ Securities
RBC Capital Markets	Wells Fargo Securities

Co-Managers

BMO Capital Markets		Fifth Third Securities, Inc.
Mizuho Securities	SunTrust Robinson Humphrey	US Bancorp